Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-183013) of Magellan Midstream Partners, L.P.;

2)
Registration Statement (Form S-8 No. 333-71670) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan of Magellan Midstream Partners, L.P., as amended by Post-Effective Amendment No. 1;

3)	Registration Statement (Form S-8 No. 333-147206) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan of Magellan Midstream Partners, L.P.; and

4)	Registration Statement (Form S-8 No. 333-176062) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan of Magellan Midstream Partners, L.P.;
of our reports dated February 22, 2013 (April 29, 2013 as to the matters discussed in Notes 1, 2, 4, 8, 15 and 21), with respect to the consolidated financial statements of Magellan Midstream Partners, L.P. and the effectiveness of internal control over financial reporting of Magellan Midstream Partners, L.P. included in this Current Report (Form 8-K) dated April 29, 2013.
/s/ Ernst & Young LLP
Tulsa, Oklahoma
April 29, 2013